EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-177164) of Fortune Brands Home & Security, Inc. of our report dated June 25, 2021, relating to the financial statements and supplemental schedule of Fortune Brands Home & Security Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

BDO USA, LLP

Chicago, Illinois

June 25, 2021